GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL") RIDER


The term "Contract" as used in this Rider applies to either a Contract or Certificate. This Rider is part of your Contract, and the same definitions apply to the capitalized terms. There are new definitions in this Rider which are introduced below. The benefit described in this Rider is subject to all the terms contained in your Contract, except as modified below. This Rider is intended to be used with a TSA Contract. In this rider, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

I.       THIS RIDER'S BENEFIT

This Rider is effective immediately and provides a Guaranteed Withdrawal Benefit for Life ("GWBL") which guarantees that you can receive lifetime withdrawal amounts up to a maximum amount per Contract Year, provided amounts are allocated to the GWBL Variable Investment Options.

Under GWBL, we guarantee that you will be eligible to receive withdrawals while you are living, even if such withdrawals cause the GWBL Annuity Account Value, as defined below, to fall to zero. Withdrawals from your GWBL Annuity Account Value during each Contract Year are permitted up to the Guaranteed Annual Withdrawal Amount without causing an Excess Withdrawal (as defined below). If you elect withdrawals on a Joint Life basis we guarantee such withdrawals during your life and your spouse's life if your spouse survives you. The terms and conditions of GWBL are set forth below.

This rider does not provide a Cash Value or any minimum Annuity Account Value attributable to your GWBL Income Base as defined below.

II.      DEFINITIONS AND CONDITIONS OF THIS RIDER

         A.       ANNUITY ACCOUNT VALUE

                  For purposes of this GWBL Rider, your Annuity Account Value is comprised of (i) a GWBL Annuity Account Value and (ii) a Non-GWBL Annuity Account Value. Your GWBL Annuity Account Value means the sum of amounts held in the GWBL Variable Investment Options. Your Non-GWBL Annuity Account Value means the sum of amounts held in the Non-GWBL Investment Options. The GWBL Variable Investment Options are shown in the Data Page attached to this Rider.

         B.       AUTOMATIC PAYMENT PLAN

                  "Automatic Payment Plan" means a plan for periodic withdrawals up to the Guaranteed Annual Withdrawal Amount each Contract Year.

         C.       JOINT LIFE CONTRACT

                  "Joint Life Contract" means a contract under which GWBL withdrawals are calculated based on the lives of you and your spouse and under which GWBL withdrawals are guaranteed during the lives of you and your spouse. Payments made in accordance with Section II. I. under a supplementary contract will be made on a joint life basis only if you are still married as of the supplementary contract's Benefit Transaction Date. "Spouse" for purposes of this Rider means

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                  your opposite sex spouse as provided in the Federal Defense of
                  Marriage Act ("DOMA"). DOMA precludes same sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law and would not benefit from the GWBL Joint Life Contract structure provided under this Rider.

         D.       SINGLE LIFE CONTRACT

                  "Single Life Contract" means a Contract under which withdrawals are guaranteed during your life.

         E.       GWBL INCOME BASE

                  Your GWBL Income Base is used to determine your Guaranteed Annual Withdrawal Amount described below. Your GWBL Income Base is activated by allocating a Contribution as described in
                  Part III of your Contract ("Contributions and Allocations") or making a transfer, as described in Part IV of your Contract ("Transfers Among Investment Options") to the GWBL Variable Investment Options. The Transaction Date of your initial allocation to the GWBL Variable Investment Options is your "GWBL Activation Date." The charge for this rider begins on the GWBL Activation Date. Once amounts are allocated to the GWBL Variable Investment Options, they may be transferred only among these Options. These limits are described in the GWBL Data Page which are attached to and are part of this Rider. No amounts may be transferred from your GWBL Variable Investment Options to non-GWBL Variable Investment Options.

                  Before withdrawals begin under this Rider, your GWBL Income Base is comprised of two components: 1) the Annual Ratchet Base and 2) the [5%] Rollup Base. On the last Business Day of each Contract Year we compare both the Annual Ratchet Base and the [5%] Rollup Base and apply the GWBL charge to the higher Base to determine the cost of the Rider.

                  Your Annual Ratchet Base and [5%] Rollup Base are both equal to your initial allocation to the GWBL Variable Investment Options. Thereafter, both Bases will increase by the dollar amount of any subsequent Contribution allocated to or transfer made to the GWBL Variable Investment Options. The way we calculate your Annual Ratchet Base and your [5%] Rollup Base is described below. When GWBL withdrawals begin, your GWBL Income Base will be established as the greater of the Annual Ratchet Base and the [5%] Rollup Base. After your GWBL Income Base is set at the higher amount, it will continue to increase based on Annual Ratchets.

                  1.       Annual Ratchet Base

                           The Annual Ratchet Base is recalculated on each Contract Date Anniversary to equal the greater of (i) your GWBL Annuity Account Value, and (ii) your prior Annual Ratchet Base. The Annual Ratchet continues after GWBL withdrawals begin.

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                  2.       [5%] Rollup Base

                           The [5%] Rollup Base is credited each day with interest at an annual effective rate of [5%] ([2.5%] for the loan reserve account, if applicable) through the Business Day on which withdrawals begin under this Rider. Once withdrawals begin, your [5%] Rollup Base ends except as described in Section II. G.

         F.       GUARANTEED ANNUAL WITHDRAWAL AMOUNT ("GAWA")

                  Your Guaranteed Annual Withdrawal Amount ("GAWA") is equal to
                  (a) the "Applicable Percentage" multiplied by (b) the GWBL Income Base (determined above).

                  Your "Applicable Percentage" is based on your age at the time of the first GWBL withdrawal and is set for the duration of this GWBL Benefit. If you elect to make GWBL withdrawals on a joint life basis rather than a single life basis, for a Joint Life Contract, the Applicable Percentage is based on your age or your spouse's age, whoever is younger. The Applicable Percentage is shown in the GWBL Data Pages.

                  You may not take a withdrawal under this Rider until amounts allocated to the GWBL Variable Investment Options are no longer subject to Section 5.03 of your Contract ("Restrictions on Withdrawals, Distributions and Other Payments"). If these amounts are no longer subject to such restrictions because of the following, you may begin withdrawals under this Rider:
                           (i) you have attained age [55] and you have severed from employment with your Employer or;
                           (ii) you have attained age [55] and you are or have become disabled within the meaning of Section 72(m)(7) of the Code at any age; or,
                           (iii) you have attained age 59 1/2, even if still
                                 employed.
                  For Joint Life Contracts, in addition to your meeting one of the above requirements, your spouse must have attained age [55].

         G.       EXCESS WITHDRAWAL

                  Any withdrawal, including a hardship withdrawal or a withdrawal due to disability, from the GWBL Annuity Account Value that causes cumulative withdrawals in a Contract Year to exceed the current GAWA is an "Excess Withdrawal." Once a withdrawal from the GWBL Annuity Account Value exceeds the GAWA, the entire amount of the withdrawal and any subsequent withdrawal from the GWBL Annuity Account Value in the same Contract Year is an Excess Withdrawal. If you take less than the GAWA in any Contract Year, you may not add the remainder to your GAWA in any subsequent Contract Year.

                  If you make an Excess Withdrawal, we recalculate your GWBL Income Base and the GAWA. The withdrawal reduces your GWBL Income Base on a pro-rata basis. The GAWA is recalculated to equal the Applicable Percentage multiplied by the reduced GWBL Income Base. Reduction on a pro-rata basis means we calculate the percentage of your GWBL Annuity Account Value that is withdrawn and reduce your Income Base by the same percentage.


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                  If you are under age [55], all withdrawals from the GWBL
                  Annuity Account Value are Excess Withdrawals. However this does not cause the GWBL Income Base or the Applicable Percentage to be set for the Contract. Both the Annual Ratchet and the [5%] Rollup Bases are reduced on a pro-rata basis as described above. The [5%] Rollup Base and Annual Ratchet Base will then continue until GWBL withdrawals begin.

                  If you are age [55] or older and you take a hardship withdrawal, such withdrawal begins your GWBL withdrawals under this Rider.

                  An Excess Withdrawal may be subject to Withdrawal Charges if it exceeds the Free Withdrawal Amount described below. An Excess Withdrawal that reduces your GWBL Annuity Account Value to zero terminates this Rider, including all benefits, without value.

         H.       FREE WITHDRAWAL AMOUNT

                  Your Free Withdrawal Amount is equal to the greater of (i) [10%] of your GWBL Annuity Account Value and Non-GWBL Annuity Account Value, and (ii) your GAWA.

         I.       EFFECT OF YOUR ANNUITY ACCOUNT VALUE FALLING TO ZERO

                  If either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that is equal to or exceeds the GWBL Annuity Account Value but is not an Excess Withdrawal, or (ii) the GWBL Annuity Account Value falls to zero due to the deduction of a Contract charge, you will receive payments equal to your GAWA as long as there is a GWBL Income Base.

                  If and when the above occurs and the Non-GWBL Annuity Account Value falls to zero, the date of any such event is the "Benefit Transaction Date" for purposes of this Rider. As of the Benefit Transaction Date, your Contract will be cancelled and a supplementary life annuity contract setting forth your continuing benefit will be issued to you, as further described below.

                           If, on the Benefit Transaction Date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the Benefit Transaction Date is as described in Part III of this Rider.

                           If you were not taking payments through an Automatic Payment Plan, then any remaining balance of the GAWA for the Contract Year in which your GWBL Annuity Account Value was reduced to zero will be paid to you in a lump sum on the Benefit Transaction Date and GAWAs will continue to be made for the full amount thereafter on an annual basis through our Maximum Payment Plan.

                  You are the Owner and Annuitant when a supplementary life annuity contract is issued on a Single Life basis. If you elected a Joint Life Contract, we will issue the supplementary contract with you as the Owner and Annuitant and your spouse as the Joint Annuitant. If you are no longer married on the Benefit Transaction Date, you must notify us in writing of this fact.


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                  If your GWBL Annuity Account Value falls to zero and you have
                  Non-GWBL Annuity Account Value remaining, you will receive payments under this Rider equal to your GAWA as long as there is a GWBL Income Base. You may take withdrawals from your Non-GWBL Annuity Account Value in excess of your GAWA without causing an Excess Withdrawal.


PART III.  WITHDRAWALS UNDER AUTOMATIC PAYMENT PLANS

Withdrawals under an Automatic Payment Plan may not start sooner than [28] days after your Contract Date. You must be at least age [55] to elect an Automatic Payment Plan.

You may elect to receive automatic payments based on any of the following frequencies: [monthly, quarterly or annually]. The frequency you elect determines the amount of the GAWA you receive on each scheduled payment date.

You may elect one of the following Automatic Payment Plans to receive your GAWA. If you take a lump sum withdrawal once you have elected an Automatic Payment Plan, the Plan will terminate for that and subsequent Contract Years. You may re-elect an Automatic Payment Plan in the following Contract Year provided your GWBL Annuity Account Value has not fallen to zero, as described in this Rider.

                    MAXIMUM PAYMENT PLAN: The Maximum Payment Plan withdraws the full GAWA each Contract Year. Payments are based on the frequency you elect under this plan. Each scheduled payment is equal to your GAWA divided by the number of scheduled payments per Contract Year. Any payments that are to be made after the GWBL Annuity Account Value falls to zero and there is GWBL Income Base remaining, as described in this Rider, will continue on the same frequency.

                    CUSTOMIZED PAYMENT PLAN: The Customized Payment Plan withdraws a fixed amount that is not more than the GAWA. Payments are based on the amount and frequency of the payment you elect under this plan. If a withdrawal is taken from your GWBL Annuity Account Value in the same Contract Year prior to enrollment in the Customized Payment Plan, this withdrawal will not be factored into determining your GAWA for purposes of the Customized Payment Plan and may cause an Excess Withdrawal. If payments are to be made after your GWBL Annuity Account Value falls to zero and there is GWBL Income Base remaining, while you are taking payments under the Customized Payment Plan, then the remaining balance of the GAWA for the Contract Year in which your GWBL Annuity Account Value fell to zero will be paid in a lump sum and payments equal to the GAWA will continue to be made thereafter in the same frequency as on the Benefit Transaction Date beginning on the next Contract Date Anniversary.


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           LIFETIME REQUIRED MINIMUM DISTRIBUTIONS

           When the lifetime Required Minimum Distribution ("RMD") Rules described in Section 7.08A of your Contract ("Required Minimum Distribution Rules - Payments During Your Life") apply to your Contract, and you elect our RMD Automatic Withdrawal Option, any lifetime required minimum distribution payment we make to you under our RMD Automatic Withdrawal Option will not be treated as an Excess Withdrawal. When electing our RMD Automatic Withdrawal Option, amounts from both your GWBL Annuity Account Value and Non-GWBL Annuity Account Value are used to determine your lifetime required minimum distribution payment each year.

           If you elect either of our Automatic Payment Plans (the Maximum Payment Plan or the Customized Payment Plan) and our RMD Automatic Withdrawal Option, and if the GAWA is insufficient to satisfy the required minimum distribution payment, we will withdraw the remainder from the Non-GWBL Annuity Account Value, if any. If the sum of the GAWA and the Non-GWBL Annuity Account Value is still insufficient to satisfy the required minimum distribution payment, we will make a payment in addition to the GAWA from the GWBL Annuity Account Value if necessary to meet the lifetime required minimum distribution amount for the calendar year for this Contract. The combined Automatic Payment Plan payments and additional GWBL Annuity Account Value withdrawal needed to meet your lifetime required minimum distribution payment will not be treated as Excess Withdrawals. However, any lump sum withdrawals from the GWBL Annuity Account Value (other than or in addition to this additional GWBL Annuity Account Value payment necessary to satisfy the RMD) taken in the same Contract Year will be treated as an Excess Withdrawal.

           If you elect our RMD Automatic Withdrawal Option and do not elect one of our Automatic Payment Plans, that is, you elect to take your GAWA in lump sum withdrawals, if the GAWA is insufficient to satisfy the required minimum distribution payment, we will withdraw the remainder from the Non-GWBL Annuity Account Value, if any. If the sum of the GAWA and Non-GWBL Annuity Account Value is insufficient to satisfy the required minimum distribution payment, we will make an additional payment from your GWBL Annuity Account Value if necessary to meet the lifetime required minimum distribution amount for the calendar year for this Contract. Any lifetime required minimum distribution amount withdrawal you make under our RMD Automatic Withdrawal Option will not be treated as an Excess Withdrawal. However, any lump sum withdrawals from the GWBL Annuity Account Value (other than in addition to this additional payment from the GWBL Annuity Account Value necessary to satisfy the RMD) taken in the same Contract Year will be treated as an Excess Withdrawal.

           If you do not elect our RMD Automatic Withdrawal Option and if your GAWA is insufficient to satisfy the required minimum distribution payment, any additional withdrawal taken in the same Contract Year from your GWBL Annuity Account Value will be treated as an Excess Withdrawal.


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PART IV. LOANS

If you are permitted to request a loan as described in Section 5.05 of your Contract ("Loans"), the following describes the effect of loans on your GWBL Annuity Account Value.

Loans will be funded first from your non-GWBL Annuity Account Value. If there is insufficient value in your non-GWBL Annuity Account Value to implement the loan request, the remaining loan amount will be taken from the GWBL Annuity Account Value. Amounts are transferred to the "Loan Reserve Account" described in
Section 5.05 of your Contract. Amounts transferred from your GWBL Annuity Account Value that would otherwise cause the [5%] Rollup Base to roll up at [5%] as described above in Section II. E of this Rider will instead roll up at [2.5%] while the loan is outstanding.

Loans funded from your GWBL Annuity Account Value must be repaid before GWBL payments under this Rider may begin. You may not take a withdrawal under this Rider while you have a loan outstanding except as provided in either of the following cases: (i) the entire amount of the loan was funded through your Non-GWBL Annuity Account Value, or (ii) regardless of from which part of your Annuity Account Value your loan was funded, the withdrawal is due to financial hardship. If a loan funded wholly or in part through your GWBL Annuity Account Value is no longer outstanding because it has defaulted instead of being repaid in full, withdrawals from the GWBL Annuity Account Value may still begin. You may repay the amount due on the defaulted loan, including interest on the unpaid balance which continues to accrue under the Code. We will apply all loan repayments first to your GWBL Annuity Account Value until the amount allocated to the GWBL Annuity Account Value is repaid before we allocate any loan repayments to Non-GWBL Annuity Account Value. The defaulted loan may be considered an Excess Withdrawal.

PART V.  JOINT LIFE CONTRACTS SPLIT BY COURT ORDER

If required under an applicable court order relating to a divorce, we will withdraw the amount specified in such order. If your Contract was structured as a Joint Life Contract and withdrawals under this Rider had not begun we will adjust your Applicable Percentage to a Single Life Contract basis. If withdrawals had begun, we will not make any adjustment to your Applicable Percentage.

PART VI. PAYMENT UPON DEATH

The Death Benefit is equal to (i) your total Annuity Account Value which is the sum of both (a) your GWBL Annuity Account Value and (b) your Non-GWBL Annuity Account Value, or if greater, (ii) the Guaranteed Minimum Death Benefit described in Section 6.02 of your Contract ("Payment Upon Death"). Any withdrawal from either your GWBL Annuity Account Value or your Non-GWBL Annuity Account Value, including a withdrawal from your GWBL Annuity Account Value causing an Excess Withdrawal, reduces your Guaranteed Minimum Death Benefit on a pro-rata basis. Reduction on a pro-rata basis means we calculate the percentage of your Annuity Account Value that is withdrawn and reduce your death benefit by the same percentage.

1)       Single Life Contract

         Under a Single Life Contract, upon your death, we will pay the death benefit to your Beneficiary as described in Part VI of the Contract and this Rider terminates.


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2)       Joint Life Contract

         Under a Joint Life Contract, upon your death, we will pay the death benefit to your spouse as described in Part VI of the Contract. Alternatively, your spouse may elect to continue your Contract under the GWBL Beneficiary Continuation Option ("GWBL BCO"). If such an election is made, we may require your Employer's written consent.

         Upon election of GWBL BCO the total of your GWBL Annuity Account Value and non-GWBL Annuity Account Value will be increased to the Guaranteed Minimum Death Benefit if such amount is greater than these Annuity Account Values. If your Annuity Account Values are increased, the amount of the increase will be allocated among the Investment Options on a pro-rata basis. If applicable, your GWBL Income Base will ratchet to the GWBL Annuity Account Value on the next Contract Date Anniversary.

         Since the Death Benefit has been paid, Withdrawal Charges are no longer applicable under the Contract.

         GWBL BCO payments will be the greater of (i) payments derived from the application of your Death Benefit to our Beneficiary Continuation Option ("BCO") described in the Endorsement Applicable to TSA Contracts and (ii) your GAWA. The BCO component of this comparison is based on the age of your surviving spouse. If you were enrolled in one of the Automatic Payment Plans, GWBL BCO payments would continue to be made to your spousal beneficiary in that manner as described in Part III of this Rider. The charge for this Rider will continue to be deducted as described in Part VII of this Rider.

         Upon the death of your spousal beneficiary, the comparison of payment amounts described in the previous paragraph ends. The named beneficiary can elect to continue to receive the BCO payments or receive any remaining Annuity Account Value in a lump sum.

If on the Benefit Transaction Date, described in Part II. I of this Rider, a supplementary contract is issued, and there is remaining Guaranteed Minimum Death Benefit ("GMDB"), the GMDB will continue under the supplementary contract and will be adjusted on a dollar for dollar basis by payments we make under such Contract.


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VII.     THE COST OF THIS RIDER

         The charge for this Rider is shown below.

                  The charge for this GWBL Rider is a percentage of the GWBL Income Base, as shown below, determined and deducted on the last Business Day of each Contract Year. Before GWBL withdrawals begin and your GWBL Income Base is set as described in Section II. E. of this Rider, on the last Business Day of each Contract Year we compare both the Annual Ratchet Base and the [5%] Rollup Base and apply the GWBL charge to the higher Base to determine the cost of the Rider. The GWBL Rider charge increases with attained age as shown below:

       -------------------------------------------------------------------------
       ATTAINED AGE ON  THE LAST BUSINESS DAY OF
       YOUR CONTRACT YEAR                          RIDER CHARGE
       -------------------------------------------------------------------------
       [Less than 30                               [0.15%
       -------------------------------------------------------------------------
       30 - 39                                     0.35%
       -------------------------------------------------------------------------
       40-54                                       0.55%
       -------------------------------------------------------------------------
       55 and older]                               0.75%]
       -------------------------------------------------------------------------

                  The above charges will be deducted from the GWBL Annuity Account Value in the GWBL Variable Investment Options on a pro rata basis. The charge is not pro-rated in the first Contract Year in which your GWBL Annuity Account Value is activated.

                  We will deduct the above charge for the portion of any Contract Year in which this benefit is terminated (i) pursuant to a Death Benefit being paid in accordance with Section 6.02 of the Contract, (ii) the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to Section 7.05 of the Contract, or (iii) the Contract is surrendered pursuant to
                  Section 5.02 of the Contract.

VIII.    TRADITIONAL ANNUITY OPTION

         In accordance with Part VII ("Annuity Benefits") of your Contract, you may elect to apply your Annuity Account Value to a traditional annuity benefit. If GWBL payments have begun under your Contract and if you have amounts in both your GWBL Annuity Account Value and non-GWBL Annuity Account Value, both amounts must be applied to an annuity benefit. If you have an amount remaining in your non-GWBL Annuity Account Value and your GWBL Annuity Account Value has fallen to zero you will receive a supplementary contract for your GAWA and a separate supplementary contract for the traditional annuity benefit to which you elect to apply your non-GWBL Annuity Account Value.

IX.      MATURITY DATE - EFFECT ON GWBL

         The Maturity Date may not be later than the Contract Date Anniversary which follows your [95th] birthday (see Section 7.02). The Maturity Date is based on your date of birth and will not change under the Contract except as described in Section 7.02.


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         We will notify you in the Contract Year that is at least one year prior to the year in which the Maturity Date occurs so that you may make an election. You may elect (i) for both or either of your GWBL Annuity Account Value and your Non-GWBL Annuity Account Value an Annuity
         Benefit in any form we are then offering as described in Part VII of the Contract, or (ii) for both or either of your GWBL Annuity Account Value and your Non-GWBL Annuity Account Value a lump sum distribution of the Annuity Account Value or (iii) for your GWBL Annuity Account Value only, the GWBL Maturity Date Annuity Benefit described below. If you elect the GWBL Maturity Date Annuity Benefit for your GWBL Annuity Account Value, and you neither elect a lump sum distribution nor an Annuity Benefit for any Non-GWBL Annuity Account Value remaining at the Maturity Date, we will apply such Non-GWBL Annuity Account Value to the Normal Form of Annuity Benefit described in Part VII of the Contract.

         The GWBL Maturity Date Annuity Benefit compares (i) your GAWA and (ii) the amount you would receive if you had applied your GWBL Annuity Account Value on the Maturity Date to the guaranteed annuity rates for a life annuity with no period certain and provides periodic payments of the higher resulting amount. The higher resulting amount is fixed and does not change after payments begin.

X.       TERMINATION OF THIS RIDER

         This rider may not be voluntarily terminated. This Rider will terminate if: (i) the Contract terminates, (ii) an Excess Withdrawal reduces your Annuity Account Value to zero, or (iii) termination is required by an endorsement to your Contract.

         Upon the termination of this Rider, the charge for the Benefit, as shown in Part VII, ends.


AXA EQUITABLE LIFE INSURANCE COMPANY

/s/Christopher M. Condron
------------------------------------
Christopher M. Condron
Chairman and Chief Executive Officer


/s/Karen Field Hazin
----------------------------------------
Karen Field Hazin, Vice President,
Secretary and Associate General Counsel


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GWBL DATA PAGES

1) THE GWBL VARIABLE INVESTMENT OPTIONS (SECTION II. A.)

       [GWBL AXA Aggressive Allocation
       GWBL AXA Conservative Allocation
       GWBL AXA Conservative-Plus Allocation
       GWBL AXA Moderate Allocation
       GWBL AXA Moderate-Plus Allocation
       GWBL EQ/Franklin Templeton Founding Strategy]

         ALLOCATION LIMITS
                  ALLOCATION LIMITS APPLICABLE TO CONTRACT OWNERS WHO ARE AGES 59 AND LESS ON THE CONTRACT DATE In the [first] Contract Year, you may apply amounts to the GWBL Variable Investment Options up to the limits described in your Contract Data Pages. After the [first ]Contract Year, until you attain age 60, your allocations are limited to a total of [$200,000] for allocation to the GWBL Variable Investment Options. "Allocation" means any Contributions to or transfers from the Non-GWBL Investment Options to the GWBL Variable Investment Options. This [$200,000] limit does not apply to amounts allocated in the first Contract Year.

                  ALLOCATION LIMITS APPLICABLE TO CONTRACT OWNERS WHO ARE AGES 60 AND OLDER ON THE CONTRACT DATE Transfers from the Non-GWBL Variable Investment Options and Contributions which are not remitted by the Employer or the Employer's Designee are not permitted into the GWBL Variable Investment Options.

         Once withdrawals begin under this Rider, you may not transfer amounts into the GWBL Variable Investment Options. If you were transferring amounts in the GWBL Variable Investment Options under our Special Dollar Cost Averaging Program, when you elect to begin GWBL withdrawals, such election will terminate any Special Dollar Cost Averaging Program and all amounts will be transferred out including amounts being allocated to the GWBL Variable Investment Options before your GWBL withdrawals begin.

         Designated Roth Contributions may not be allocated to the GWBL Variable Investment Options.

2) APPLICABLE PERCENTAGE (SECTION II. F.)

         ----------------------------------------------------------------------
         APPLICABLE PERCENTAGE ->
         AGES                       SINGLE LIFE CONTRACT    JOINT LIFE CONTRACT
         ->
         ----------------------------------------------------------------------
         [55-59                              [4%                   [3.5%
         ----------------------------------------------------------------------
         59 1/2 and over]                    5%]                   4.5%]
         ----------------------------------------------------------------------

3) NORMAL FORM OF ANNUITY (SECTION IX): GWBL Maturity Date Annuity Benefit


2008GWBL-EV

                                       11